    As filed with the Securities and Exchange Commission on July 20, 2001
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         AMERICAN GREETINGS CORPORATION
             (Exact name of registrant as specified in its charter)

               OHIO                                    34-0065325
 (State or other jurisdiction of           (I.R.S. Employer Identification No.)
  incorporation or organization)

                                ONE AMERICAN ROAD
                              CLEVELAND, OHIO 44144
          (Address of principal executive offices, including zip code)

                         AMERICAN GREETINGS CORPORATION
                   1997 EQUITY AND PERFORMANCE INCENTIVE PLAN
                           (AS AMENDED JUNE 22, 2001)
                            (Full title of the plans)

                           JON GROETZINGER, JR., ESQ.
                     SENIOR VICE PRESIDENT, GENERAL COUNSEL
                                  AND SECRETARY
                         AMERICAN GREETINGS CORPORATION.
                                ONE AMERICAN ROAD
                              CLEVELAND, OHIO 44144
                                 (216) 252-7300
 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
                                                  Proposed              Proposed
   Title of                                       Maximum               Maximum
   Securities                     Amount          Offering              Aggregate              Amount of
   to be                          to be           Price                 Offering               registration
   registered                     registered      per share(1)          Price(1)               fee


-------------------------------------------------------------------------------------------------------------------
   Class A Common Shares          6,500,000        $11.125                $72,312,500          $18,078.13
   $1 par value                      Shares
   Class B Common Shares            500,000        $11.125                $ 5,562,500          $ 1,390.63
   $1 par value                      Shares

-------------------------------------------------------------------------------------------------------------------

(1) Estimated in accordance with Rules 457(c) and (h) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on the New York Stock Exchange on July 17, 2001.


NOTE: THE TOTAL REGISTRATION FEE IS $19,468.76

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information required in Part I of the Registration Statement will be provided to each participant in the American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22,
2001), as required by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") in accordance with the instructions to Form S-8, but such documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to
Item 3 of Form S-8) a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference


The following documents of American Greetings Corporation (the "Company"), previously filed with the Securities and Exchange Commission (the "Commission"), are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for its fiscal year ended February 28, 2001;

         2. The Company's Quarterly Report on Form 10-Q for its fiscal quarter ended May 31, 2001; and

         3. The description of the Company's Class A Common Shares and Class B Common Shares contained in the Company's Form 10 Registration Statement (File No. 0-1502) and all amendments and reports filed for the purpose of updating that description, including without limitation, Exhibit (3)(i) to the Company's Annual Report on Form 10-K for its fiscal year ended February 28, 1999;

other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement, but prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be a part hereof from the date of filing of such documents other than the portions of such documents, which by statute, by designation in such document or otherwise, are not deemed to be filed with the Commission or are not required to be incorporated herein by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document that also is, or is deemed to be, incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities

Not applicable

Item 5.  Interests of Named Experts and Counsel

Not applicable

Item 6.  Indemnification of Directors and Officers

Section 1701.13(E) of the Ohio Revised Code authorizes the indemnification of officers and directors in defense of any civil, criminal, administrative or investigative proceeding. Article IV of the Code of Regulations of the Company provides for indemnification in terms consistent with statutory authority, and the Company maintains insurance covering certain liabilities of its directors and the elected and appointed officers of the Company and its subsidiaries, including liabilities under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed

Not applicable

Item 8.  Exhibits

See the Exhibit Index at Page E-1 of this Registration Statement.

Item 9.  Undertakings

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      to include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                           (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Sections 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, this 20th day of July, 2001.

                              AMERICAN GREETINGS CORPORATION

                              By:  /s/ Jon Groetzinger, Jr.
                                     ---------------------------------
                                       Jon Groetzinger, Jr., Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on July 20, 2001.


         SIGNATURE                                      TITLE


/s/ Morry Weiss                         Chairman; Chief Executive Officer
---------------                         (principal executive officer); Director
    Morry Weiss


/s/ James C. Spira                      President; Chief Operating Officer;
------------------                      Director
    James C. Spira


/s/ William S. Meyer                    Senior Vice President, Chief Financial
--------------------                    Officer (principal financial and
    William S. Meyer                    accounting officer)


/s/ Scott S. Cowen                      Director
------------------
    Scott S. Cowen


/s/ Stephen R. Hardis                   Director
---------------------
    Stephen R. Hardis


//s/ Jack Kahl                          Director
--------------
     Jack Kahl


/s/ Harriet Mouchly-Weiss               Director
-------------------------
    Harriet Mouchly-Weiss


//s/ Charles A. Ratner                  Director
----------------------
     Charles A. Ratner


/s/  Harry H. Stone                     Director
-------------------
     Harry H. Stone


/s/  Jerry Sue Thornton                 Director
-----------------------
     Jerry Sue Thornton

                          AMERICAN GREETING CORPORATION
                                  EXHIBIT INDEX



   EXHIBIT                                DESCRIPTION
   NUMBER

    4(a)       Amended Articles of Incorporation of the Company

               This Exhibit has been previously filed as Exhibit 3(i) to the Company's 10-K Annual Report for its fiscal year ended February 28, 1999 and is incorporated herein by reference.

    4(b)       Amended Regulations of the Company

               This Exhibit has been previously filed as Exhibit 3(ii) to the Company's 10-K Annual Report for its fiscal year ended February 28, 1999 and is incorporated herein by reference.

    4(c) Forms of share certificate for Class A Common Shares and Class B Common Shares of the Registrant

               The form of share certificate for Class A Common Shares has been previously filed as Exhibit 4(c) to the Company's Registration Statement No. 33-39726 on Form S-3, filed with the Commission on May 6, 1991, and is incorporated herein by reference. The form of share certificate for Class B Common Shares has been previously filed as Exhibit 4(d) to Amendment No. 1 to Registration Statement No. 33-39726 and is incorporated herein by reference.

      5 Opinion of Brouse McDowell, A Legal Professional Association, regarding the validity of the securities being registered

     10 American Greetings Corporation 1997 Equity and Performance Incentive Plan (as amended June 22, 2001)

    23(a) Consent of Brouse McDowell, A Legal Professional Association (included in Exhibit 5)

    23(b)      Consent of Independent Auditors

     24        Power of Attorney









                                      E-1